UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 4, 2018

KEMET Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15491	57-0923789
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

KEMET Tower, One East Broward Blvd., Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

(954) 766-2800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF- BALANCE SHEET ARRANGEMENT OF A REGISTRANT
On September 4, 2018 (the “Effective Date”), KEMET Electronics Corporation (the “Company”), a wholly-owned subsidiary of KEMET Corporation, entered into an agreement (the “Agreement”) with a customer (the “Customer”) pursuant to which the Customer agreed to make an advance to the Company in an amount of up to $36,000,000 (the “Advance”). No interest will accrue on any outstanding amounts of the Advance. Pursuant to the Agreement, the Company will use the Advance to fund the purchase of certain production equipment and to make other investments and improvements in its business and operations (the “Investment”) in order to increase its overall capacity to produce various electronic components of the type and part as may be sold by the Company to the Customer from time to time (“Components”). The Advance will be repaid (beginning on the date that production from the Investment is sufficient to meets its obligations under the Agreement) to the Customer as determined by a calculation (as further described below) that generally takes into account the number of Components purchased by the Customer on a quarterly basis that are expected to be produced as a result of the Investment. An initial advance payment of $510,000 was paid by the Customer to the Company on September 7, 2018. The balance of the Advance will be paid by the Customer to the Company in quarterly installments over an expected period of 18-24 months, with the amount of each installment based on the costs and expenses that have been incurred, or are reasonably expected to be incurred or committed to be incurred, by the Company in connection with the Investment during the quarter applicable to such Installment (each, an “Installment”).
The Agreement provides that the Company will repay the Advance by paying to the Customer on a quarterly basis an amount equal to (the “Advance Reduction Payment”) the difference between: (i) $0.0006 multiplied by the difference between (A) the number of Components purchased in the applicable quarter by the Customer (multiplied by an applicable weighting factor agreed upon by the Company and the Customer from time to time (the “Weighting Factor”)) and (B) a certain baseline number of Components (the “Baseline”) and (ii) $0.0006 multiplied by the number of Components returned by the Customer to the Company during the applicable quarter. The Baseline may change as a result of the product mix actually purchased by the Customer in the future as compared to the product mix actually purchased by such Customer during the fiscal year ended March 31, 2018. The Weighting Factor will be determined on a quarterly basis by the Company and the Customer and shall be determined taking into consideration the number of Components purchased by the Customer during the applicable quarter as compared to the number of Components purchased by the Customer during the corresponding quarter of the fiscal year ended March 31, 2018, as well as such other factors that the Parties believe in good faith are necessary to take into account changes in the product mix, costs and other factors that will change over the term of this Agreement. The Company shall not be required to make an Advance Reduction Payment in any quarter in excess of $900,000 (the “Payment Cap”), and any amount of an Advance Reduction Payment that would otherwise result in a payment in excess of the Payment Cap shall be carried forward to the next quarter (and thereafter) until all such carried over amounts have been paid. If in any quarter the Customer does not purchase from the Company a number of Components in excess of the Baseline, then the Company shall have no obligation to make an Advance Reduction Payment to the Customer for such quarter, and the shortfall in the number of Components shall be added (as a positive number) to the Baseline used in the next quarter’s calculation to determine the amount of any required Advance Reduction Payment. In the event the Company is unable to produce such number of Components as requested by the Customer in excess of the Baseline in any quarter, subject to a cap on such production requirement as set forth in the Agreement, and its inability to produce such Components is not due to a disagreement on product mix, pricing or other terms, then the Company must pay to the Customer the Advance Reduction Payment, subject to the Payment Cap, that would have been due to the Customer as if the Company had produced and the Customer had purchased such number of Components in the applicable quarter.
The Agreement provides that the Customer can require the Company to repay to the Customer the remaining balance of the Advance in equal quarterly installments not to exceed the Payment Cap regardless of the number of components purchased by the Customer in any given quarter (the “Mandatory Advance Payments”), if any of the following events occur: (i) the Company fails to cure its breach of any material term or condition of the Agreement upon 90 days’ notice from Customer or fails to provide a good faith reasonable business alternative to curing such breach in the case of a breach that cannot be cured; (ii) the Company and the Customer fail to agree on changes proposed by the Company after the date of the Agreement to the current budget for the Investment; (iii) the Company abandons or fails to complete the Investment; (iv) the Company has been unable to provide at least 75% of the Components ordered by Customer in excess of the Baseline for a period of four consecutive quarters up to a set quarterly cap; or (v) the Company commences bankruptcy or other insolvency proceedings. In the event that the Customer exercises its right to require the Company to make Mandatory Advance Payments, then all amounts of the Advance shall be repaid as Mandatory Advance Payments in equal quarterly installments and not as Advance Reduction Payments.

If the Customer does not purchase a number of Components that would require an Advance Reduction Payment for a period of 16 consecutive quarters, then the Advance shall be deemed repaid in full. If the Advance is not (and has not been required to be under the terms of the Agreement) repaid in full by December 31, 2038, any remaining amounts of the Advance shall be deemed to have been repaid in full. Whenever the Advance is determined to be repaid in full to the Customer, then the Company shall have no further obligations to make any additional Advance Reduction Payments. The Company may at any time prepay the Advance, in whole or in part, without penalty. The Company shall retain title to and ownership of all equipment purchased using the Advance and the Customer shall not have or be deemed to have any rights to any such equipment, or any security interest or other lien or encumbrance on any such equipment or real or personal property purchased using the Advance or on any other property of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 7, 2018	KEMET Corporation

	By:	/s/ WILLIAM M. LOWE, JR.
William M. Lowe, Jr.
Executive Vice President and
Chief Financial Officer